REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM


To the Board of Trustees and Policyholders of the Met Investors Series Trust:

In planning and performing our audit of the financial statements of MetAIM Small Cap Growth
Portfolio, Cyclical Growth ETF Portfolio,
Cyclical Growth and Income ETF Portfolio,
Goldman Sachs Mid-Cap Value Portfolio, Harris
Oakmark International Portfolio, Janus
Aggressive Growth Portfolio, Lazard Mid Cap
Portfolio formerly MetAIM Mid Cap Core Equity
Portfolio, Legg Mason Value Equity Portfolio,
Lord Abbett Americas Value Portfolio, Lord
Abbett Bond Debenture Portfolio, Lord Abbett
Growth and Income Portfolio, Lord Abbett Growth
Opportunities Portfolio, Lord Abbett Mid-Cap
Value Portfolio, MetLife Aggressive Strategy
Portfolio, MetLife Balanced Strategy Portfolio,
MetLife Defensive Strategy Portfolio, MetLife
Growth Strategy Portfolio, MetLife Moderate
Strategy Portfolio, MFS Research International
Portfolio, Neuberger Berman Real Estate
Portfolio, Oppenheimer Capital Appreciation
Portfolio, PIMCO Inflation Protected Bond
Portfolio, PIMCO Total Return Portfolio,
MetPutnam Capital Opportunities Portfolio, RCM
Global Technology Portfolio, Third Avenue Small
Cap Value Portfolio, T. Rowe Price Mid-Cap
Growth Portfolio, Turner Mid-Cap Growth
Portfolio, and Van Kampen Comstock Portfolio the Portfolios, each a series of the Met
Investors Series Trust, as of and for the year ended December 31, 2005, in accordance with the standards of the Public Company Accounting
Oversight Board United States, we considered their internal controls over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios internal controls over financial reporting. Accordingly, we express no such opinion.

The management of the Portfolios is responsible for establishing and maintaining effective internal controls over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the companys ability to initiate, authorize, record, process or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Portfolios internal controls over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal controls that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board
United States. However, we noted no
deficiencies in the Portfolios internal
controls over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2005.

This report is intended solely for the
information and use of management and the Board of Trustees of Met Investors Series Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


Deloitte & Touche LLP
Boston, Massachusetts
February 17, 2006